UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 23, 2010
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

2723 South State Street, Ann Arbor,  MI 48104
 (Address of principal executive offices and zip code)

(517) 423-8373
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
A special meeting of shareholders of United Bancorp, Inc. (the "Company") was held on September 23, 2010. At that meeting, the shareholders voted on two matters:

•	a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 30,000,000 shares; and

•
a proposal to adjourn the special meeting, if necessary, to allow time for further solicitation of proxies if there are insufficient votes present at the meeting to approve the proposed amendment to the Articles of Incorporation.

The shareholders approved the proposal to amend the Company’s Articles of Incorporation as disclosed in the Proxy Statement by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
3,700,638	600,118	19,421	- -

The shareholders approved the proposal to adjourn the special meeting, if necessary, by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
3,708,545	561,156	50,476	- -

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
United Bancorp, Inc. (Registrant)
By:

Date: September 24, 2010	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer